UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1815 Griffin Road, Suite 401, Dania Beach, FL	33004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer and Director, and Departure of Officer and Director

On July 25, 2022, the Board of Directors (“Board”) of the Company appointed Alessandro M. Annoscia to serve as the Company’s Chief Executive Officer and President to assume the duties of principal executive officer and as a Board member effective July 25, 2022 (“Effective Date”). The Company’s current Chief Executive Officer, Stephen E. Johnson, will step down as Chief Executive Officer, President, and a director of the Company, and from any and all other positions he holds with the Company and its subsidiary as of the Effective Date, and will continue with the Company as a consultant to provide transition services for a period of three months following the Effective Date.

Alessandro M. Annoscia, age 58. Prior to joining the Company, from April 2021 to July 2022, Mr. Annoscia was Head of Product Integration for Brightline Trains Florida, LLC., a private transportation company which operates an express passenger rail system connecting major population centers in Florida. From May 2019 to February 2022 Mr. Annoscia was with Xapo Bank Ltd., a private full-service bank, where he served in positions of increasing responsibility, most recently as its Chief Operating Officer. Prior to joining Xapo Bank Ltd., Mr. Annoscia was with Parabolt S.A., a software development and information technology services company, from April 2017 to April 2019 where he served in positions of increasing responsibility, most recently as its Chief Innovation Officer. Mr. Annoscia holds a Bachelor of Arts degree in Computer Science from Jones College.

Alessandro M. Annoscia Offer Letter

On July 25, 2022, the Company entered into an offer letter (“Offer Letter”) with Mr. Annoscia to set forth the terms and conditions of Mr. Annoscia’s employment as Chief Executive Officer and President of the Company. Mr. Annoscia will receive an annual base salary of $240,000, he will be entitled to participate in the Company’s current employee benefit plans and programs, including health, dental, and vision insurance, and he will be eligible to participate in any equity incentive compensation or bonus compensation plans the Company has in effect from time to time. Mr. Annoscia will receive an initial equity award consisting of 2,000,000 performance restricted shares (“Performance Restricted Shares”), which shares will be subject to the successful achievement of mutually agreed upon performance goals for his first year (“Year One”) and second year (Year Two”). The performance restrictions will lapse in two tranches of 1,000,000 shares subject to and upon the verification and validation of the achievement of the performance goals for Year One and Year Two, and continued employment with the Company through the performance period for Year One and Year Two, respectively. The issuance of the Performance Restricted Shares is subject to the approval of the Company’s Board of Directors and shareholders of the Company’s 2022 Equity Incentive Plan under which the Performance Restricted Shares will be issued. On July 25, 2022, Mr. Annoscia also entered into a Proprietary Information and Non-Compete Agreement with the Company which contains customary non-disclosure, non-solicitation and non-interference covenants, as well as a one (1) year non-compete following the termination of Mr. Annoscia’s employment with the Company, which covenant will be reduced to six (6) months in certain events.

There are no family relationships between Mr. Annoscia and any other director or executive officer of the Company. There are no understandings or arrangements between Mr. Annoscia and any other person pursuant to which Mr. Annoscia was appointed as an executive officer of the Company. Mr. Annoscia has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Securities Act”).

The description in this report of Mr. Annoscia’s Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Stephen E. Johnson Separation Agreement and Consulting Agreement

On July 25, 2022, in connection with Mr. Johnson’s transition services and separation from employment with the Company, the Company and Mr. Johnson entered into a Consulting Agreement to assist with the transition (the “Consulting Agreement”) and Separation Agreement (the “Separation Agreement”), effective on the Effective Date, pursuant to which the Company has agreed to provide Mr. Johnson with the following benefits, subject in each case to Mr. Johnson’s compliance with the terms and conditions of the Consulting Agreement and Separation Agreement, non-revocation of a general release of claims in favor of the Company, and compliance with applicable restrictive covenants: (i) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to ‘COBRA’ for Mr. Johnson and his dependents on Mr. Johnson’s health insurance as in effective immediately prior to the Effective Date, subject to Mr. Johnson’s payment of the cost of such benefits to the same extent that he paid for such benefits prior to the Effective Date, through the earlier of three (3) months after the Effective Date or until Mr. Johnson is covered by another group medical insurance plan, and (ii) extension of the period during which Mr. Johnson’s 150,000 outstanding vested options remain exercisable following the Effective Date to six months following the Effective Date. The Separation Agreement additionally contains, among other things, customary releases, confidentiality, and non-disparagement provisions. Under the Separation Agreement, Mr. Johnson also agreed that he would continue to comply with his existing confidentiality, non-solicitation, and non-compete obligations (described in the Employment Agreement). In addition, effective on the Effective Date the Company entered into a Consulting Agreement with Mr. Johnson for a term of three months pursuant to which Mr. Johnson will provide consulting services in order to transition to his successor in exchange for a consulting fee of $8,653.85 per bi-weekly pay period.

The description in this report of Mr. Johnson’s Consulting Agreement and Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Consulting Agreement and Separation Agreement attached hereto as Exhibits 10.2 and 10.3, which are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this report:

Exhibit No.	Description

10.1	Offer Letter by and between Veritas Farms, Inc. and Alessandro M. Annoscia
10.2	Separation Agreement by and between Veritas Farms, Inc. and Stephen E. Johnson
10.3	Consulting Agreement by and between Veritas Farms, Inc. and Stephen E. Johnson
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2022	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino, Chief Financial Officer

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